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                                                                    EXHIBIT 99.1

                        CC MASTER CREDIT CARD TRUST II
                      Excess Spread Analysis - July 2001
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Series                               1995-A            1995-C            1996-A            1996-C            1998-A
Deal Size                           $400 MM           $400 MM        $407.25 MM        $271.50 MM           $600 MM
Expected Maturity                  08/15/02          02/18/03          11/15/01          02/16/04          09/15/03
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

Yield                                21.01%            21.01%            21.01%            21.01%            21.01%
Less: Coupon                          4.09%             4.10%             4.08%             4.07%             4.10%
    Servicing Fee                     1.50%             1.50%             1.50%             1.50%             1.50%
    Net Credit Losses                 9.83%             9.83%             9.83%             9.83%             9.83%
Excess Spread:
    July-01                           5.60%             5.58%             5.60%             5.62%             5.59%
    June-01                           4.39%             4.38%             4.40%             4.41%             4.39%
    May-01                            5.19%             5.17%             5.19%             5.21%             5.18%
Three month Average Excess Spread     5.06%             5.05%             5.07%             5.08%             5.05%

Delinquency:
    30 to 59 days                     2.16%             2.16%             2.16%             2.16%             2.16%
    60 to 89 days                     1.54%             1.54%             1.54%             1.54%             1.54%
    90 + days                         2.94%             2.94%             2.94%             2.94%             2.94%
    Total                             6.64%             6.64%             6.64%             6.64%             6.64%

Payment Rate                         14.30%            14.30%            14.30%            14.30%            14.30%
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